THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

CONVERTIBLE PROMISSORY NOTE

$40,000.00 New York, NY February 2, 2018

FOR VALUE RECEIVED, the undersigned, Vnue, Inc., a GOLOCK Capital, LLC, 827 Valencia Street #101, San Francisco, CA, 94110, a California limited liability company or its assignee ("*Lender*"), the sum of Forty Thousand and No/100 Dollars ($40,000.00), with interest from the date of advancement on the unpaid balance hereof from time to time remaining unpaid at a rate of ten percent (10%) simple interest per annum, in lawful money of the United States of America, both principal and interest being payable at the address for Lender designated in numbered Section 16. below or at such other place as Lender may, from time to time, designate in writing. $5000 of this will be OID, and net and payable to the company will be $35,000. All interest under this Note shall be computed on the basis of the actual number of days elapsed over an assumed year consisting of three hundred sixty-five (365) days.

The principal of this Note shall mature and be due and payable on November 1, 2019. All accrued and unpaid interest shall be payable upon the maturity of the principal of this Note.

All past due principal and accrued interest on this Note shall bear interest from maturity until paid at the highest (non-usurious) rate for which Borrower may legally contract under applicable law. All payments on past due principal and accrued interest hereunder shall be payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payment. As used herein, the term "Holder" shall initially mean Lender, and shall subsequently mean each person or entity to which this Note is duly assigned.

This Note evidences indebtedness incurred by Borrower for interim financing provided to Borrower by Lender.

1. Conversion of Note. It is anticipated that Borrower will seek equity financing through a private offering in the amount of one million dollars or more. At the closing of the offering, or at any time after six months of the execution of this Note, Lender may choose to convert this Note into shares of common stock of Borrower. If Lender chooses to convert the principal and interest of this Note into common stock of the Borrower then Lender shall receive the number of shares equal to the dollar amount of principal and interest owed by Borrower to Lender as of the date of conversion divided by two cents ($0.015).

In the event Lender shall decide to convert this Note then it shall give written notice, containing the date of conversion (the "Conversion Notice"), of such conversion to Borrower. Borrower shall immediately upon receipt and upon the date specified by the Conversion Notice issue the correct number of common shares to Lender. In the event Borrower should fail to issue Lender the conversion common shares specified herein then Lender may enforce its right hereunder by any remedy available in law or equity including, but not limited to, specific performance.

This Note may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended ("Act") and applicable state securities laws. Any attempted transfer to a non-qualifying party shall be treated by the Company as void. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's records as the owner hereof for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Note electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prospective transferee of this Note, also is required to give the Company written confirmation that this Note is being converted ("Notice of Conversion") in the form an- nexed hereto as Exhibit A. The date of receipt (including receipt by telecopy) of such Notice of Conversion shall be the Conversion Date.

The Holder of this Note is entitled, at its option at any time on or after the date which is one hundred eighty (180) days following the Issue Date of this Note, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to **$.015**. If the shares have not been delivered within 3 business days, the Notice of Conversion may be rescinded. Such conversion shall be effectuated by the Company delivering the shares of Common Stock to the Holder within 3 business days ofreceipt by the Company of the Notice of Conversion. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To the extent the Conversion Price of the Company's Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 9.9% of the outstanding shares of the Common Stock of the Company. All the terms set forth herein, including but not limited to interest rate, prepayment terms, conversion discount or lookback period will be adjusted downward (i.e. for the benefit of the Holder) if the Company offers a more favorable conversion discount (whether via

interest , rate OID or otherwise) or lookback period to another party or otherwise grants any more favorable terms to any third party than those contained herein while this note is in effect.

2. Additional Loan. Lender and Borrower hereby understand and agree that Lender may, at Lender's option, during the term of this Note and at the request of Borrower, loan to Borrower an additional sum of Twenty One Thousand and No/100 Dollars ($40,000.00). In that event all the terms of this Note shall apply to the loan of such additional sum including the rate of interest described in the preamble above and the right of conversion described in Section 1 hereof.

3. Additional Considerations for Lender. As additional consideration for Lender to lend Borrower the sums described herein, Borrower agrees to the following additional considerations:

a. Borrower shall issue to Lender a warrant for 2,500,000 shares with an exercise price of $0.015 (1.5 cents) per share.

b. Lender shall have a first right of refusal as to any future funding of Borrower in that Lender shall have the right to provide all or a portion of the funding upon the same terms as those offered in writing by any third party or contained in any private placement of Borrower.

c. Upon conversion, Lender shall have piggy back registration rights for all its common stock shares in any registration or post-effective amendment to any registration initiated by Borrower with the Securities and Exchange Commission.

4. Representations and Warranties of Borrower. Borrower makes the following representations and warranties to Lender:

a. Assuming Lender is not or does not become an "affiliate" of Borrower (owns less than ten percent (10%) of Borrower) the shares issued to Lender in 5a. above will be subject to Rule 144 and eligible for re-sale six months from their date of issue.

b. Borrower represents and warrants that Borrower has authority and has obtained all approvals and consents necessary to enter into this Note and Borrower's execution, delivery, and performance of this Note will not violate or conflict with the terms of Borrower's Certificate of Incorporation.

In the event a breach of any of the aforementioned representations and warranties of Borrower occurs any such breach shall be considered an Event of Default under Section 7 below.

5. Default; Remedies. For the purposes of this Agreement, an Event of Default (herein so called) shall have occurred if Borrower shall (i) fail to pay when due any principal of or

interest on this Note, and such failure shall continue for a period of 10 days after Lender shall have given Borrower written notice of such failure, (ii) have failed to perform any covenant or other obligation herein contained and such failure shall continue for a period of 10 days after Lender shall have given Borrower written notice of such failure, (iii) commence a voluntary case or other proceeding seeking liquidation or reorganization with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, and such case or other proceeding shall remain undismissed and unstayed for a period of 1,0 consecutive days, (iv) have an involuntary case or other proceeding commenced against Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar now or hereafter in effect or seeking the appointment of a trustee, liquidator, receiver, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days, or (v) Borrower shall breach a representation or warranty described in Section 6 above.

If Borrower fails or refuses to pay any part of the principal of or interest upon this Note as the same becomes due, or upon the occurrence of an Event of Default hereunder, then in any such event the Holder hereof may, at its option (i) declare the entire unpaid balance of principal and accrued interest on this Note to be immediately due and payable without notice, (ii) reduce any claim to judgment,, and/or (iii) demand, pursue and enforce any of Lender's rights and remedies, pursuant to any applicable law or through the terms of the following "Net Profits" agreement

Net Profits Agreement. Borrower hereby agrees that for and in consideration of Lender's agreement to make the loan described herein and Lender's arranging for funds to be made available for disbursement to Borrower, Borrower will grant to Lender a Net Profits Interest (hereinafter defined) in the Net Sales Proceeds (hereinafter defined) of Borower's tangible and intangible personal property including, but not limited to, all Borrower's contract rights and intellectual property (the "Property").

(i) "Net Profits Interest" shall mean a monetary interest equivalent to the sum represented by the outstanding principal and accrued interest due Lender by Borrower and including all reasonable expenses for collection, including attorneys fees, for any default of this Note in the Net Sales Proceeds.

(j) "Net Sales Proceeds" shall mean the gross proceeds from a sale of the Property, less the portion of the unpaid principal balance of any secured financing and the accrued but unpaid interest thereon, and all reasonable closing or selling costs actually incurred, including, reasonable and customary brokerage commissions actually paid, and reasonable attorneys' fees. In determining Net Sales Proceeds, no deduction from Gross Proceeds shall be made for income taxes or depreciation or any other non-cash deduction of Borrower for federal income tax purposes.

Each right and remedy available to Lender shall be cumulative of and in addition to each other such right and remedy. No delay on the part of Lender in the exercise of any right or remedy available to Lender shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude other or further exercise thereof or exercise of any other such right or remedy.

6. Representations and Warranties of Lender. Lender makes the following representations and warranties to Borrower:

a. Suitability. The Lender is an "accredited investor" as such term is defined in Regulation D issued by the Securities and Exchange Commission, and such Lender's financial condition is such that it is able to bear the economic risk of its investment in the Note. Lender has such knowledge and experience in financial and business matters as is necessary to make an investment in the Note.

b. Purchase for Own Account. This Note is being acquired by Lender for investment purposes only and not with a view to the distribution of all or any part thereof. Lender has no present intention of selling, transferring, disposing or granting any participation in the Note and is not a party to any contract, agreement or understanding that would result in any such sale, transfer or disposition of all or any portion of this Note.

7. No Waiver; Cumulative Rights. No delay on the part of the Holder of this Note in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

8. Waiver. Borrower waives demand, presentment, protest, notice of dishonor, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agrees to all extensions and partial payments, before or after maturity, without prejudice to the Holder hereof.

9. Collection Costs. In the event that, upon an Event of Default, any amount under this Note is collected in whole or in part through suit, arbitration or mediation, then and in any such case there shall be added to the unpaid principal balance hereof all costs of collection, (including, but not limited to, reasonable attorneys' fees and expenses) whether or not suit is filed. In the event Lender must initiate proceedings against Borrower for Borrower's failure to perform its obligation under Section 3 above then Lender shall be entitled to its costs of enforcement (including, but not limited to, reasonable attorneys' fees and expenses) whether or not suit is filed.

10. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. In the event of a dispute involving this Note or any other instruments executed in connection herewith, the parties irrevocably agree that exclusive venue

for such dispute shall lie in any court of competent jurisdiction in New York County, New York, and the parties waive any claim that such forum is inappropriate or inconvenient.

11. Headings. The headings of the sections of this Note are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

12. Usury. All agreements between Borrower and the Holder of this Note, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to the Holder hereof for the use, forbearance or detention of the money to be loaned hereunder or otherwise, exceed the maximum amount permissible under applicable law.

If from any circumstances whatsoever fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then *ipso facto,* the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Holder of this Note shall ever receive anything of value as interest or deemed interest by applicable law under this Note or otherwise in an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note, such excess shall be refunded to Borrower.

In determining whether or not the interest paid or payable with respect to any indebtedness of Borrower to the Holder hereof, under any specific contingency, exceeds the highest lawful rate, Borrower and the Holder hereof shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof, and/or (iii) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by law.

The terms and provisions of this paragraph shall control and supersede every other conflicting provision of all agreements between Borrower and the Holder hereof.

13. Successors and Assigns. All of the stipulations, promises and agreements in this Note made by or on behalf of Borrower shall bind the successors and assigns of Borrower, whether so expressed or not, and inure to the benefit of the successors and assigns of Borrower and Lender. Any assignee of Borrower or Lender shall agree in writing prior to the effectiveness of such assignment to be bound by the provisions hereof.

The Lender from time to time also may sell to one or more financial institutions, institutional investors or other persons a participation interest in all or any undivided portion of the rights, powers, privileges, remedies and interests of the Lender under this Note.

14. Severability. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity,

illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

15. Notices. All notices and other communications hereunder shall be in writing or by telecopy, and shall be deemed to have been duly made when delivered in person or sent by telecopy, same day or overnight courier, or 72 hours after having been deposited in the United States registered or certified mail return receipt requested, postage prepaid, to a party at the address set forth below (which may be changed in accordance with these notice procedures):

If to Lender:

GOLOCK Capital, LLC
3288 21st Street #241
San Francisco, CA 94110
Attn: Chris Gorog, Managing Member

If to Borrower:

Vnue, Inc.
104 West 29th Street
11th Floor
New York, NY 10001
Attn: Zach Bair, CEO

THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN BORROWER AND LENDER CONCERNING THE MATTERS HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the undersigned have executed this Note on and as of the date first set forth above.

BORROWER:

Vnue, Inc.

By: ______________________

Name: Zach Bair
Title: Chief Executive Officer

LENDER:

GOLOCK Capital, LLC

By: ____________________________

Name: Chris Gorog
Title: Managing Member

I. Exhibit A

Common Stock Purchase Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

VNUE, INC.

Warrant Shares: 2,500,000 Initial Exercise Date: February 1, 2018

THIS COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received, GOLOCK Capital, LLC (the "Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "Initial Exercise Date") and on or prior to the close of business on the third year anniversary of the Initial Exercise Date (the "Termination Date") but not thereafter, to subscribe for and purchase from Vnue, Inc., a Nevada corporation (the "Company"), 2,500,000 shares (the "Warrant Shares") of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Amended Convertible Promissory Note Dated effective January 18, 2018 issued by the Company to Holder and to which this Warrant is attached as Exhibit A..

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a Written Notice of Exercise and, within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank. The form of Notice to Exercise is attached hereto as Attachment "A". Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one (1) Business Day of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.015 (the "Exercise Price").

c) Holder's Restrictions. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder's Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder's Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(c)(i), beneficial ownership shall be

calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d)(i) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(d)(i), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company's most recent periodic or annual report, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other notice by the Company or the Company's Transfer Agent setting forth the number of shares of Common Stock outstanding.

Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

The "Beneficial Ownership Limitation" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d)(i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall also apply to a successor holder of this Warrant.

d) Mechanics of Exercise.

i. Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by physical delivery to the address specified by the Holder in the Notice of Exercise within three (3) Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above ("Warrant Share Delivery Date"). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received

by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vi) prior to the issuance of such shares, have been paid.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

v. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Attachment "B" duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vi. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of

Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

Section 4. Miscellaneous.

a) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock four times the number of Warrant Shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.

The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g) Non-waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses

including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized and effective as of the date first above indicated.

VNUE, INC.

By: ______________________

Name: ZACH BAIR

Title: CEO

Attachment "A"

NOTICE OF EXERCISE

TO: VNUE, INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
(2) Payment shall take the form of (check applicable box):
[ ] in lawful money of the United States; or
[ ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).
(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following address:

____

____

____

(4) Accredited Investor. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended

____

[SIGNATURE OF HOLDER]

Name of Investing Entity:

____

Signature of Authorized Signatory of Investing Entity:

____

Name of Authorized Signatory:

____

Title of Authorized Signatory:

____

Date: ____________

Attachment "B"

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

____ whose address is

____.

____

Dated: _______________, _______

Holder's Signature: _____________________________

Holder's Address: _____________________________

____

Signature Guaranteed: ____

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.